UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2025, Vivakor, Inc., a Nevada corporation (the “Company”), received a written notification (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that based on the Staff’s review of the Company’s issuances of shares of common stock and prefunded warrants in connection with the Company’s registered direct offerings conducted in October 2025, the Staff has determined that the Company failed to comply with Nasdaq Listing Rule 5635(d) in relation to certain of the offerings, which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)(1)(A)) (the “Shareholder Approval Rule”).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on October 27, 2025, on October 24, 2025, the Company entered into a Securities Purchase Agreement with certain institutional investors to issue 10,909,090 shares of common stock and 5,000,000 pre-funded warrants at an offering price of $0.22 per share (the “October 24 Offering”). In addition, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2025, on October 30, 2025, the Company entered into a Securities Purchase Agreement with certain institutional investors to issue 10,600,000 shares of common stock and 3,566,666 pre-funded warrants at an offering price of $0.18 per share (the “October 30 Offering”).

The Staff’s determination under the Shareholder Approval Rule is based on the Staff’s review of the October 24 Offering and the October 30 Offering, which collectively represent more than 20% of the pre-transaction shares of outstanding common stock at a discount to the applicable Minimum Price.

The Notice does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and the Company has 45 calendar days from the date of the Notice to submit a plan to regain compliance (the “Plan”). If the Plan is accepted, the Staff can grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. The Company plans to timely submit a Plan to Nasdaq in response to the Notice and is seeking approval of its shareholders for the issuance of the Company’s common stock in the October 24 Offering and the October 30 Offering. However, there are no assurances that the Company will be able to regain compliance with the Shareholder Approval Rule, or, assuming the Company regains compliance with the Shareholder Approval Rule, that the Company will be able to continue to maintain compliance with all Nasdaq listing standards in the future.

Item 3.02	Unregistered Sales of Equity Securities

As previously reported, between June 6, 2025 and June 9, 2025, the Company issued convertible promissory notes (the “Lender Notes”), to seven non-affiliated accredited investors (the “Lenders”), in the aggregate principal amount of $5,117,647.06 in connection with a Securities Purchase Agreement entered into by and between the Company and the Lenders (the “Lender SPA”). Under the terms of the Lender SPA and the Lender Notes, the Company received $4,350,000 prior to deducting customary fees.

Between December 10, 2025 and December 15, 2025, the Company received eight Notices of Conversion from the Lenders converting a total of $507,172.86 of the amounts due under the Lender Notes into 15,427,519 shares of the Company’s common stock (the “Lender Shares”). Pursuant to the terms of the Lender Notes and the Notices of Conversion, the Company issued the Lender Shares. The Lender Shares were issued without a Rule 144 restrictive legend pursuant to a legal opinion received by the Company and its transfer agent. The issuances of the foregoing securities were exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holder is an accredited investor and familiar with our operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: December 16, 2025	By:	/s/ James H. Ballengee
		Name:	James H. Ballengee
		Title:	Chairman, President & CEO

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